Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 161 to the Registration Statement on Form N-1A of Fidelity Devonshire Trust: Fidelity Stock Selector Large Cap Value Fund and Fidelity Mid Cap Value Fund of our reports dated March 14, 2017; Fidelity Equity-Income Fund of our report dated March 16, 2017; and Fidelity Series Stock Selector Large Cap Value Fund and Fidelity Advisor Series Stock Selector Large Cap Value Fund of our reports dated March 20, 2017, relating to the financial statements and financial highlights included in the January 31, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts March 27, 2017